EXHIBIT 11

                        SEQUA CORPORATION

    CALCULATION OF PRIMARY AND FULLY DILUTED LOSSES PER SHARE
   -----------------------------------------------------------

                                                 (Unaudited)
                                             For the Three Months
                                                Ended June 30,
                                              -----------------
                                               1994      1993
                                               ----      ----

PRIMARY
 Losses
   Net loss                                  $ (2,351) $(18,547)
   Preferred stock dividend requirements         (791)     (791)
                                             --------  --------
   Net loss applicable to common
     stockholders                            $ (3,142) $(19,338)
                                             ========  ========

Shares
 Common and common equivalent shares            9,655     9,655
                                             ========  ========

Primary net loss per common share            $   (.33) $  (2.00)
                                             ========  ========

*FULLY DILUTED
 -------------
 Losses
   Net loss                                  $ (2,351) $(18,547)
                                             ========  ========

 Shares
   Common and common equivalent shares         10,493    10,493
                                             ========  ========

 Fully diluted net loss per
   common share                              $   (.22) $  (1.77)
                                             ========  ========

Shares
- - ------
 Weighted average common shares outstanding     9,655     9,655
 Preferred stock assumed to be converted          838       838
                                             --------  --------
 Common and common equivalent shares           10,493    10,493
                                             ========  ========
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[FN]
*  The 1994 and 1993 fully diluted losses per share calculations are anti-dilutive; therefore, fully diluted losses per share have not been presented in the Consolidated Statement of Income.